
           -----------                                                                           -----------
             NUMBER                                   LOGO                                         SHARES
                                                     BEVERLY
SD
   -------------------                                                                      ------------------------

                              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

             COMMON                                                                                COMMON
                                            BEVERLY ENTERPRISES, INC.
         PAR VALUE $.10                                                             SEE REVERSE FOR CERTAIN DEFINITIONS
            PER SHARE                                                                       CUSIP

  THIS CERTIFIES THAT





as the record holder of ________________________________________________________

           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

     Beverly Enterprises, Inc., transferable on the share register of the
            Corporation by the holder hereof in person, or, by duly authorized attorney upon surrender of this Certificate properly endorsed. This
                Certificate is not valid until countersigned by
             the Transfer Agent and registered by the Registrar.
           Reference is made to the statement on the reverse hereof
                    with respect to the classes of shares.


 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
  SEAL

  /s/                                       /s/
  -----------------------------------       -----------------------------------
                                            Chairman of the Board
                   Secretary

                           BEVERLY ENTERPRISES, INC.

         Beverly Enterprises, Inc., is authorized to issue two classes of shares, Common and Preferred, and the Preferred may be issued in one or more series. A statement of the powers, designations, preferences and relative, participating, optional or other special rights to each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the certificate of incorporation or by any certificate of designation, and the number of shares constituting each series and the designations thereof, may be obtained upon request and without charge from the principal office of the corporation. The board of directors of the corporation has authority to fix all or any of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued Preferred shares or of any wholly unissued series of Preferred shares, the number of shares constituting any unissued series of Preferred shares, and the designations of such shares.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Beverly Enterprises, Inc. and The Bank of New York, dated as of September 29, 1994, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Beverly Enterprises, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Beverly Enterprises, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights which are held by or have been held by Acquiring Persons or Associates or Affiliates thereof (as defined in the Rights Agreement) shall become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


  TEN COM -- as tenants in common                    UNIF GIFT MIN ACT.............Custodian..........................
  TEN ENT -- as tenants by the entireties                                (Cust)                (Minor)
  JT TEN --  as joint tenants with right of                       Under Uniform Gifts to Minors
             survivorship and not as tenants in                   Acts.........................
             common                                                          (State)
                                                     UNIF TRF MIN ACT...........Custodian (until age..........)
                                                                         (Cust)
                                                            ..................under Uniform Transfers
                                                                (Minor) to Minors
                                                             Act...........................................
                                                                                               (State)

    Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE




________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________________

                                        X______________________________________

                                        X______________________________________
                                        NOTICE:  THE SIGNATURE(S) TO THIS
                                                 ASSIGNMENT MUST CORRESPOND WITH
                                                 THE NAME(S) AS WRITTEN UPON THE
                                                 FACE OF THE CERTIFICATE IN
                                                 EVERY PARTICULAR, WITHOUT
                                                 ALTERATION OR ENLARGEMENT OR
                                                 ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By ___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.